J2 Global Reports Record Second Quarter 2021 Results & Raises Full Year 2021 Guidance

LOS ANGELES -- J2 Global, Inc. (NASDAQ: JCOM) today reported financial results for the second quarter ended June 30, 2021.

“Our organization produced yet another record quarter that was materially ahead of our expectations," said Vivek Shah, CEO of J2 Global. "We're raising our full-year outlook for a second time this year, as our company continues to perform impressively."

SECOND QUARTER 2021 RESULTS

Q2 2021 quarterly revenues increased 29.6% to a Q2 record of $429.0 million as compared to $331.0 million for Q2 2020. On a pro-forma(6) basis, Q2 2021 quarterly revenues increased 33.5% to $417.7 million as compared to $312.8 million for Q2 2020.

Net cash provided by operating activities decreased to $111.3 million as compared to $139.6 million for Q2 2020. Q2 2021 free cash flow(2) decreased 30.6% to $80.5 million as compared to $115.9 million for Q2 2020. Free cash flow decreased primarily due to additional tax payments during Q2 2021 in comparison to the prior comparable period in the amount of $27.6 million. In addition, the Company experienced higher collections of receivables generated in Q4 2020 in Q1 2021 in comparison to collections in Q1 2020. Accordingly, a higher portion of collection activity from the prior year was collected in Q2 2020 related to Q4 receivables in comparison to the current quarter. Also, the Company had additional capital expenditures in comparison to the prior comparable period in the amount of approximately $7.8 million.

GAAP earnings per diluted share(3) decreased to $0.33 in Q2 2021 compared to $0.80 for Q2 2020. Earnings decrease was primarily due to the impairment of the B2B Backup business unit for $24.6 million, net of tax, as well as a loss on investments associated with a pending sale of the Company’s investee in the amount of $12.7 million, net of tax.

Adjusted non-GAAP earnings per diluted share(3)(4) for the quarter increased 40.9% to $2.41 as compared to $1.71 for Q2 2020. On a pro-forma(6) basis, Adjusted non-GAAP earnings per diluted share(3)(4) for the quarter increased 45.0% to $2.32 as compared to $1.60 for Q2 2020.

GAAP net income decreased to $15.7 million as compared to $38.1 million for Q2 2020.

Adjusted non-GAAP net income increased by 33.8% to $107.9 million as compared to $80.6 million for Q2 2020. On a pro-forma(6) basis, Adjusted non-GAAP net income increased by 37.9% to $104.1 million as compared to $75.5 million for Q2 2020.

Adjusted EBITDA(5) for the quarter increased 29.5% to $172.0 million compared to $132.9 million for Q2 2020. On a pro-forma(6) basis, Adjusted EBITDA(5) for the quarter increased 33.0% to $167.2 million compared to $125.7 million for Q2 2020.

J2 ended the quarter with approximately $465 million in cash, cash equivalents, and investments after deploying approximately $94.9 million during the quarter for current and prior year acquisitions.

Key unaudited financial results for Q2 2021 versus Q2 2020 are set forth in the following table (in millions, except per share amounts). Reconciliations of Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow to their nearest comparable GAAP financial measures are attached to this Press Release. The Pro-Forma Results below exclude Voice assets in Australia, New Zealand, and the United Kingdom that have been sold as well as the Company’s B2B Backup business which it expects to sell.

				Pro-Forma Results(6)
	Q2 2021	Q2 2020	% Change	Q2 2021	Q2 2020	% Change
Revenues
Cloud Services	$175.3	$167.1	4.9%	$163.9	$148.9	10.1%
Digital Media	$253.8	$163.9	54.8%	$253.8	$163.9	54.8%
Total Revenue: (1)	$429.0	$331.0	29.6%	$417.7	$312.8	33.5%
Operating Income	$94.3	$73.0	29.1%
Net Cash Provided by Operating Activities	$111.3	$139.6	(20.3)%
Free Cash Flow (2)	$80.5	$115.9	(30.6)%
GAAP Earnings per Diluted Share (3)	$0.33	$0.80	(58.7)%
Adjusted Non-GAAP Earnings per Diluted Share (3) (4)	$2.41	$1.71	40.9%	$2.32	$1.60	45.0%
GAAP Net Income	$15.7	$38.1	(58.7)%
Adjusted Non-GAAP Net Income	$107.9	$80.6	33.8%	$104.1	$75.5	37.9%
Adjusted EBITDA (5)	$172.0	$132.9	29.5%	$167.2	$125.7	33.0%
Adjusted EBITDA Margin (5)	40.1%	40.1%	—%	40.0%	40.2%	(0.2)%

REVISED BUSINESS OUTLOOK

Based on better-than-expected operating performance, the Company is raising its revenue, Adjusted EBITDA, and Adjusted non-GAAP EPS estimates:

	Current Guidance (A)		Revised 2021 Range of Estimates (A)(B)
	Low	High	Low	High
Revenue	$1,676	$1,700	$1,722	$1,742
Adjusted EBITDA	$666	$680	$695	$705
Adjusted non-GAAP EPS	$9.27	$9.51	$9.57	$9.73

(A) Balances are in millions, except per share amounts, and exclude the B2B Backup business and Voice assets in the United
Kingdom.

(B) Adjusted non-GAAP EPS includes the weighted average impact of an additional 3.0 million shares of J2 Global common stock for the remainder of the year in connection with the settlement of the 3.25% Convertible Notes.

Adjusted non-GAAP earnings per diluted share for 2021 excludes share-based compensation of between $20 million and $24 million, amortization of acquired intangibles and the impact of any currently unanticipated items, in each case net of tax.

It is anticipated that the non-GAAP effective tax rate for 2021 (exclusive of the release of reserves for uncertain tax positions) will be between 22% and 24%.

The Company has not reconciled the non-GAAP Business Outlook 2021 Adjusted EBITDA, Adjusted non-GAAP earnings per diluted share, and tax rate information included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability with respect to forecasted revenues and costs primarily related to acquisitions and taxation, which are potential adjustments to future earnings, and the uncertainty as to when or if the B2B Backup Business will be sold. We expect the variability of forecasted revenues and costs to have a potentially unpredictable and significant impact on our future GAAP financial results.

Notes:

(1)	The revenues associated with each of the businesses may not foot precisely since each is presented independently.
(2)	Free cash flow is defined as net cash provided by operating activities, less purchases of property and equipment, plus contingent consideration. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.
(3)	The estimated GAAP effective tax rates were approximately 9.1% for Q2 2021 and 26.7% for Q2 2020. The estimated Adjusted non-GAAP effective tax rates were approximately 22.7% for Q2 2021 and 21.8% for Q2 2020.
(4)	Adjusted non-GAAP earnings per diluted share excludes certain non-GAAP items, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures, for the three months ended June 30, 2021 and 2020 totaled $2.08 and $0.91 per diluted share, respectively.
(5)	Adjusted EBITDA is defined as earnings before interest; gain on sale of businesses; goodwill impairment of business; loss on investments, net; other income (expense), net; income tax expense; income (loss) from equity method investment, net; depreciation and amortization; and the items used to reconcile EPS to Adjusted non-GAAP EPS, as defined in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA amounts are not meant as a substitute for GAAP, but are solely for informational purposes.
(6)	Pro-forma figures are provided taking into consideration the sale of certain Voice assets in Australia, New Zealand, and the United Kingdom as well as the expected sale of the Company’s B2B Backup business as if they had occurred January 1, 2020.

About J2 Global

J2 Global, Inc. (NASDAQ: JCOM) is a leading internet information and services company consisting of a portfolio of brands including IGN, Mashable, Humble Bundle, Speedtest, PCMag, RetailMeNot, Offers.com, Spiceworks, Ekahau, Everyday Health, BabyCenter and What To Expect in its Digital Media business and eFax, eVoice, Moz, iContact, Campaigner, Vipre and IPVanish in its Cloud Services business. J2 reaches in excess of 240 million people per month across its brands. As of December 31, 2020, J2 had achieved 25 consecutive fiscal years of revenue growth. For more information about J2, please visit www.J2global.com.

Contact:
Rebecca Wright
J2 Global, Inc.
800-577-1790
press@J2.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Business Outlook” portion regarding the Company’s expected fiscal 2021 financial performance. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow non-fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; and the numerous other factors set forth in J2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting J2 Global, refer to the 2020 Annual Report on Form 10-K filed by J2 Global on March 1, 2021, and the other reports filed by J2 Global from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and in the “Business Outlook” portion regarding the Company’s expected fiscal 2021 financial performance are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this release.

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	June 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$347,857	$242,652
Short-term investments	—	663
Accounts receivable, net of allowances of $16,255 and $16,018, respectively	249,005	325,619
Prepaid expenses and other current assets	56,177	53,909
Current assets held for sale	8,939	—
Total current assets	661,978	622,843
Long-term investments	117,396	97,495
Property and equipment, net	171,645	156,577
Operating lease right-of-use assets	82,961	105,845
Goodwill	1,837,539	1,867,430
Other purchased intangibles, net	676,146	741,569
Deferred income taxes, noncurrent	40,755	56,545
Other assets	16,759	17,027
Noncurrent assets held for sale	98,187	—
TOTAL ASSETS	$3,703,366	$3,665,331
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$198,220	$230,651
Income taxes payable, current	11,471	31,753
Deferred revenue, current	193,531	190,644
Operating lease liabilities, current	30,818	32,211
Current portion of long-term debt	402,134	396,801
Other current liabilities	52	497
Current liabilities held for sale	8,793	—
Total current liabilities	845,019	882,557
Long-term debt	1,189,727	1,182,220
Deferred revenue, noncurrent	16,635	14,440
Operating lease liabilities, noncurrent	81,752	99,177
Income taxes payable, noncurrent	11,675	11,675
Liability for uncertain tax positions	53,515	57,081
Deferred income taxes, noncurrent	158,173	162,700
Other long-term liabilities	39,718	44,463
Noncurrent liabilities held for sale	12,652	—
TOTAL LIABILITIES	2,408,866	2,454,313
Commitments and contingencies	—	—
Preferred stock	—	—
Common stock	447	443
Additional paid-in capital	461,422	456,274
Retained earnings	892,605	809,107
Accumulated other comprehensive loss	(59,974)	(54,806)
TOTAL STOCKHOLDERS’ EQUITY	1,294,500	1,211,018
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,703,366	$3,665,331

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Total revenues	429,044	$330,984	827,228	663,377

Cost of revenues (1)	63,337	56,802	121,160	115,933
Gross profit	365,707	274,182	706,068	547,444

Operating expenses:
Sales and marketing (1)	134,103	92,805	255,288	192,243
Research, development and engineering (1)	19,644	13,606	40,995	29,012
General and administrative (1)	117,676	94,731	237,021	197,902
Total operating expenses	271,423	201,142	533,304	419,157
Income from operations	94,284	73,040	172,764	128,287
Interest expense, net	(21,403)	(22,196)	(42,970)	(43,167)
Gain on sale of businesses	823	—	2,802	—
Goodwill impairment on business	(32,629)	—	(32,629)	—
Loss on investments, net	(16,677)	(3)	(16,677)	(20,835)
Other income (expense), net	(777)	9,059	(293)	2,183
Income before income taxes and income (loss) from equity method investment, net	23,621	59,900	82,997	66,468
Income tax expense	2,152	15,978	7,876	24,681
Income (loss) from equity method investment, net	(5,752)	(5,821)	18,519	(10,090)
Net income	$15,717	$38,101	$93,640	$31,697

Basic net income per common share:
Net income attributable to J2 Global, Inc. common shareholders	$0.35	$0.81	$2.10	$0.67

Diluted net income per common share:
Net income attributable to J2 Global, Inc. common shareholders	$0.33	$0.80	$1.98	$0.65

Basic weighted average shares outstanding	44,613,533	46,850,944	44,506,933	47,235,859
Diluted weighted average shares outstanding	47,528,902	47,437,555	47,130,979	48,279,417

(1) Includes share-based compensation expense as follows:
Cost of revenues	$117	$143	$249	$277
Sales and marketing	371	416	732	814
Research, development and engineering	557	484	1,077	915
General and administrative	5,206	5,487	10,305	10,837
Total	$6,251	$6,530	$12,363	$12,843

J2 GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Six Months Ended June 30,
Cash flows from operating activities:	2021	2020
Net income	$93,640	$31,697
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	130,226	104,068
Amortization of financing costs and discounts	14,058	14,102
Non-cash operating lease costs	6,714	11,453
Share-based compensation	12,363	12,843
Provision for doubtful accounts	4,329	6,793
Deferred income taxes, net	(11,853)	2,752
Gain on sale of businesses	(2,802)	—
Lease asset impairments	7,829	—
Goodwill impairment on business	32,629	—
Changes in fair value of contingent consideration	562	(232)
Foreign currency remeasurement gain	415	(704)
(Income) loss from equity method investments	(18,519)	10,090
Loss on equity and debt investments	16,677	20,826
Decrease (increase) in:
Accounts receivable	65,312	63,675
Prepaid expenses and other current assets	(7,720)	(4,185)
Other assets	(701)	(300)
Increase (decrease) in:
Accounts payable and accrued expenses	(23,438)	(34,682)
Income taxes payable	(15,123)	7,376
Deferred revenue	2,499	(2,698)
Operating lease liabilities	(13,529)	(8,780)
Liability for uncertain tax positions	(3,567)	5,114
Other long-term liabilities	21	2,419
Net cash provided by operating activities	290,022	241,627
Cash flows from investing activities:
Proceeds on sale of available-for-sale investments	663	—
Purchases of equity method investment	(11,053)	(26,523)
Purchases of equity investments	(999)	(843)
Purchases of property and equipment	(57,766)	(50,537)
Acquisition of businesses, net of cash received	(89,489)	(19,349)
Proceeds from sale of assets	6,033	407
Purchases of intangible assets	—	(23)
Net cash used in investing activities	(152,611)	(96,868)
Cash flows from financing activities:
Payment of debt	(3,092)	—
Proceeds from line of credit	2,811	—
Repurchase of common stock	(22,934)	(88,469)
Issuance of common stock under employee stock purchase plan	4,232	3,303
Exercise of stock options	1,331	952
Dividends paid	(672)	—
Deferred payments for acquisitions	(12,934)	(16,296)
Other	(332)	(1,032)
Net cash used in financing activities	(31,590)	(101,542)

Effect of exchange rate changes on cash and cash equivalents	(616)	(2,012)
Net change in cash and cash equivalents	105,205	41,205
Cash and cash equivalents at beginning of period	242,652	575,615
Cash and cash equivalents at end of period	$347,857	$616,820

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with outstanding debt; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of disposal related costs; (11) elimination of goodwill impairment on business and (12) elimination of dilutive effect of the convertible debt.

	Three Months Ended June 30,
	2021	Per Diluted Share *	2020	Per Diluted Share *
Net income	$15,717	$0.33	$38,101	$0.80
Plus:
Share based compensation (1)	2,576	0.06	4,990	0.11
Acquisition related integration costs (2)	988	0.02	498	0.01
Interest costs (3)	4,840	0.11	4,831	0.10
Amortization (4)	37,156	0.83	25,225	0.54
Investments (5)	18,490	0.41	9,714	0.21
Tax expense from prior years (6)	—	—	1,977	0.04
Sale of assets (7)	(823)	(0.02)	(137)	—
Intra-entity transfers (8)	—	—	(6,432)	(0.14)
Lease asset impairments and other charges (9)	4,896	0.11	1,826	0.04
Disposal related costs (10)	(619)	(0.01)	—	—
Goodwill impairment on business (11)	24,635	0.55	—	—
Convertible debt dilution (12)	—	0.02	—	0.01
Adjusted non-GAAP net income	$107,856	$2.41	$80,593	$1.71

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with outstanding debt; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of disposal related costs; (11) elimination of goodwill impairment on business and (12) elimination of dilutive effect of the convertible debt.

	Six Months Ended June 30,
	2021	Per Diluted Share *	2020	Per Diluted Share *
Net income	$93,640	$1.98	$31,697	$0.65
Plus:
Share based compensation (1)	6,624	0.15	9,798	0.21
Acquisition related integration costs (2)	2,994	0.07	1,593	0.03
Interest costs (3)	9,685	0.22	9,146	0.19
Amortization (4)	70,499	1.58	57,083	1.21
Investments (5)	(6,954)	(0.16)	34,808	0.73
Tax expense from prior years (6)	—	—	2,365	0.05
Sale of assets (7)	(2,697)	(0.06)	(334)	(0.01)
Intra-entity transfers (8)	—	—	131	—
Lease asset impairments and other charges (9)	6,545	0.15	1,826	0.04
Disposal related costs (10)	44	—	—	—
Goodwill impairment on business (11)	24,635	0.55	—	—
Convertible debt dilution (12)	—	0.02	—	0.01
Adjusted non-GAAP net income	$205,015	$4.50	$148,113	$3.11

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with outstanding debt; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of disposal related costs; (11) elimination of goodwill impairment on business and (12) elimination of dilutive effect of the convertible debt.

	Three Months Ended June 30,
	2021	2020
Cost of revenues	$63,337	$56,802
Plus:
Share based compensation (1)	(117)	(143)
Acquisition related integration costs (2)	(36)	(55)
Amortization (4)	(349)	(448)
Adjusted non-GAAP cost of revenues	$62,835	$56,156

Sales and marketing	$134,103	$92,805
Plus:
Share based compensation (1)	(371)	(416)
Acquisition related integration costs (2)	23	(167)
Adjusted non-GAAP sales and marketing	$133,755	$92,222

Research, development and engineering	$19,644	$13,606
Plus:
Share based compensation (1)	(557)	(484)
Acquisition related integration costs (2)	(206)	26
Adjusted non-GAAP research, development and engineering	$18,881	$13,148

General and administrative	$117,676	$94,731
Plus:
Share based compensation (1)	(5,206)	(5,487)
Acquisition related integration costs (2)	(1,075)	(605)
Amortization (4)	(47,893)	(35,439)
Lease asset impairments and other charges (9)	(6,472)	(2,406)
Disposal related costs (10)	992	—
Adjusted non-GAAP general and administrative	$58,022	$50,794

Interest expense, net	$(21,403)	$(22,196)
Plus:
Interest costs (3)	6,079	6,018
Adjusted non-GAAP interest expense, net	$(15,324)	$(16,178)

Gain on sale of businesses	$823	$—
Plus:
Sale of assets (7)	(823)	—
Adjusted non-GAAP gain on sale of businesses	$—	$—

Goodwill impairment on business	(32,629)	—
Plus:

Goodwill impairment on business (11)	32,629	—
Adjusted non-GAAP goodwill impairment on business	$—	$—

Loss on investments, net	$(16,677)	$(3)
Plus:
Investments (5)	16,677	—
Adjusted non-GAAP loss on investments, net	$—	$(3)

Other income (expense), net	$(777)	$9,059
Plus:
Sale of assets (7)	—	(181)
Intra-entity transfers (8)	—	(8,267)
Adjusted non-GAAP other income (expense), net	$(777)	$611

Income tax provision	$2,152	$15,978
Plus:
Share based compensation (1)	3,675	1,540
Acquisition related integration costs (2)	306	303
Interest costs (3)	1,239	1,187
Amortization (4)	11,086	10,662
Investments (5)	3,939	(3,893)
Tax benefit from prior years (6)	—	(1,977)
Sale of assets (7)	—	(44)
Intra-entity transfers (8)	—	(1,835)
Lease asset impairments and other charges (9)	1,576	580
Disposal related costs (10)	(373)	—
Goodwill impairment on business (11)	7,994	—
Adjusted non-GAAP income tax provision	$31,594	$22,501

Income (loss) from equity method investment, net	$(5,752)	$(5,821)
Plus:
Investments (5)	5,752	5,821
Adjusted non-GAAP income (loss) from equity method investment, net	$—	$—

Total adjustments	$(92,139)	$(42,492)

GAAP earnings per diluted share	$0.33	$0.80
Adjustments *	$2.08	$0.91
Adjusted non-GAAP earnings per diluted share	$2.41	$1.71

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Non-GAAP net income is GAAP net income with the following modifications: (1) elimination of share-based compensation; (2) elimination of certain acquisition related integration costs; (3) elimination of interest costs in excess of the coupon rate associated with outstanding debt; (4) elimination of amortization of patents and intangible assets that we acquired; (5) elimination of change in value on investment; (6) elimination of additional tax expense/benefit from prior years; (7) elimination of gain on sale of assets; (8) elimination of intra-entity transfers; (9) elimination of lease asset impairments and other charges; (10) elimination of disposal related costs; (11) elimination of goodwill impairment on business and (12) elimination of dilutive effect of the convertible debt.

	Six Months Ended June 30,
	2021	2020
Cost of revenues	$121,160	$115,933
Plus:
Share based compensation (1)	(249)	(277)
Acquisition related integration costs (2)	(76)	(110)
Amortization (4)	(945)	(898)
Adjusted non-GAAP cost of revenues	$119,890	$114,648

Sales and marketing	$255,288	$192,243
Plus:
Share based compensation (1)	(732)	(814)
Acquisition related integration costs (2)	(814)	(681)
Adjusted non-GAAP sales and marketing	$253,742	$190,748

Research, development and engineering	$40,995	$29,012
Plus:
Share based compensation (1)	(1,077)	(915)
Acquisition related integration costs (2)	(530)	26
Adjusted non-GAAP research, development and engineering	$39,388	$28,123

General and administrative	$237,021	$197,902
Plus:
Share based compensation (1)	(10,305)	(10,837)
Acquisition related integration costs (2)	(2,785)	(1,334)
Amortization (4)	(96,309)	(74,152)
Lease asset impairments and other charges (9)	(8,651)	(2,406)
Disposal related costs (10)	(127)	—
Adjusted non-GAAP general and administrative	$118,844	$109,173

Interest expense, net	$(42,970)	$(43,167)
Plus:
Interest costs (3)	12,495	11,952
Adjusted non-GAAP interest expense, net	$(30,475)	$(31,215)

Gain on sale of businesses	$2,802	$—
Plus:
Sale of assets (7)	(2,469)	—
Adjusted non-GAAP gain on sale of businesses	$333	$—
Goodwill impairment on business	(32,629)	—
Plus:

Goodwill impairment on business (11)	32,629	—
Adjusted non-GAAP goodwill impairment on business	$—	$—

Loss on investments, net	$(16,677)	$(20,835)
Plus:
Investments (5)	16,677	20,825
Adjusted non-GAAP loss on investments, net	$—	$(10)

Other income (expense), net	$(293)	$2,183
Plus:
Acquisition related integration costs (2)		—
Sale of assets (7)	(132)	(438)
Intra-entity transfers (8)	—	(1,565)
Adjusted non-GAAP other income (expense), net	$(425)	$180

Income tax provision	$7,876	$24,681
Plus:
Share based compensation (1)	5,739	3,045
Acquisition related integration costs (2)	1,211	506
Interest costs (3)	2,810	2,806
Amortization (4)	26,755	17,967
Investments (5)	5,112	(3,893)
Tax (benefit) expense from prior years (6)	—	(2,365)
Sale of assets (7)	96	(104)
Intra-entity transfers (8)	—	(1,696)
Lease asset impairments and other charges (9)	2,106	580
Disposal related costs (10)	83	—
Goodwill impairment on business (11)	7,994	—
Adjusted non-GAAP income tax provision	$59,782	$41,527

Income (loss) from equity method investment, net	$18,519	$(10,090)
Plus:
Investments (5)	(18,519)	10,090
Adjusted non-GAAP income (loss) from equity method investment, net	$—	$—

Total adjustments	$(111,375)	$(116,416)

GAAP earnings per diluted share	$1.98	$0.65
Adjustments *	$2.52	$2.46
Adjusted non-GAAP earnings per diluted share	$4.50	$3.11

* The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

The Company discloses Adjusted non-GAAP Earnings Per Share (“EPS”) as a supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Adjusted non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Adjusted non-GAAP financial measure provides useful information to investors.

Adjusted non-GAAP EPS is not in accordance with, or an alternative to, net income per share and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, this Adjusted non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP, the Company uses the following Non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income, and Adjusted non-GAAP Diluted EPS (collectively the “Non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these Non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share Based Compensation. The Company excludes stock-based compensation because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. The Company further believes this measure is useful to investors in that it allows for greater transparency to certain line items in its financial statements. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Acquisition Related Integration Costs. The Company excludes certain acquisition and related integration costs such as adjustments to contingent consideration, severance, lease terminations, retention bonuses and other acquisition-specific items. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Interest Costs. In June 2014, the Company issued $402.5 million aggregate principal amount of 3.25% convertible senior notes and in November 2019, the Company issued $550.0 million aggregate principal amount of 1.75% convertible senior notes. In accordance with GAAP, the Company separately accounts for the value of the liability and equity features of its outstanding convertible senior notes in a manner that reflects the Company’s non-convertible debt borrowing rate. The value of the conversion feature, reflected as a debt discount, is amortized to interest expense over time. Accordingly, the Company recognizes imputed interest expense on its 3.25% and 1.75% convertible senior notes of approximately 5.8% and 5.5%, respectively, in its statement of operations. The Company excludes the difference between the imputed interest expense and the coupon interest expense of 3.25% and 1.75%, respectively, because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding core operational performance. In addition, the Company has excluded the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes. The Company has determined excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(5) Change in Value on Investments. The Company excludes the change in value on its investments. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(6) Tax Expense/Benefit from Prior Years. The Company excludes certain income tax-related items in respect of income tax audit settlements and their related reversals of income tax reserves accounted for through ASC 740-10. The Company believes that the Non-GAAP financial measures excluding these items provide meaningful supplemental information regarding operational performance. In addition, excluding these items from the Non-GAAP measures facilitates comparisons to historical operating results.

(7) Gain on Sale of Assets. The Company excludes the gain on sale of certain of its assets. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(8) Intra-Entity Transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years and related foreign currency fluctuations. The Company believes that the Non-GAAP financial measures excluding the cumulative future unrealized benefit of the assets transferred and including the tax benefit in the year of realization provides meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(9) Lease Asset Impairments and Other Charges. The Company excludes lease asset impairments and other charges as they are non-cash in nature and because the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(10) Disposal related Costs. The Company excludes expenses associated with the disposal of certain businesses. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(11) Goodwill Impairment on Business. The Company excludes the goodwill impairment on business because it is non-cash in nature and the Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

(12) Convertible Debt Dilution. The Company excludes convertible debt dilution from diluted EPS. The Company believes that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the Non-GAAP measures facilitates comparisons to historical operating results.

The Company presents Adjusted non-GAAP Cost of Revenues, Adjusted non-GAAP Research, Development and Engineering, Adjusted non-GAAP Sales and Marketing, Adjusted non-GAAP General and Administrative, Adjusted non-GAAP Interest Expense, Adjusted Gain on Sale of Businesses, Adjusted non-GAAP Loss on Investments, Adjusted non-GAAP Other (Income) Expense, Adjusted non-GAAP Income Tax Provision, Adjusted non-GAAP (Income) Loss from Equity Method Investment, Net and Adjusted non-GAAP Net Income because the Company believes that these provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects.

Pro-Forma Financial Results

Key pro-forma financial results for Q2 2021 versus Q2 2020 are set forth in the following table (in millions, except per share amounts). The financial results below reflect the Company’s results, on a pro-forma basis, taking into consideration the sale of certain Voice assets in Australia, New Zealand, and the United Kingdom as well as the expected sale of the Company’s B2B Backup business as if they had occurred January 1, 2020.

	Q2 2021	Q2 2020	% Change

Total Revenues	$429.0million	$331.0 million	29.6%
Pro-Forma Revenue Adjustments	$(11.3) million	$(18.2) million	(37.9)%
Pro-Forma Total Revenue: (1)	$417.7 million	$312.8 million	33.5%

Adjusted Non-GAAP Earnings per Diluted Share (1)	$2.41	$1.71	40.9%
Pro-Forma Earnings per Diluted Share Adjustments	$(0.09)	$(0.11)	(18.2)%
Adjusted Pro Forma Earnings per Diluted Share (1)	$2.32	$1.60	45.0%

GAAP Net Income	$15.7 million	$38.1 million	(58.7)%
Pro-Forma Net Income Adjustments	$21.2 million	$(2.4) million	(983.3)%
Adjusted Pro-Forma Net Income	$36.9 million	$35.7 million	3.4%

Adjusted EBITDA (1)	$172.0 million	$132.9 million	29.5%
Pro-Forma EBITDA Adjustments	$(4.8) million	$(7.2) million	(33.3)%
Adjusted Pro-Forma EBITDA (1)	$167.2 million	$125.7 million	33.0%

Adjusted EBITDA Margin (1)	40.1%	40.1%	—%
Pro-Forma EBITDA Margin Adjustments	(0.1)%	0.1%	(0.2)%
Adjusted Pro-Forma EBITDA Margin (1)	40.0%	40.2%	(0.2)%

(1) Refer to the notes on page 2 of this Release

J2 GLOBAL, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
THREE AND SIX MONTHS ENDED JUNE 30, 2021 AND 2020
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income	$15,717	$38,101	$93,640	$31,697
Plus:
Interest expense, net	21,403	22,196	42,970	43,167
Gain on sale of businesses	(823)	—	(2,801)	—
Loss on investments, net	16,677	3	16,677	20,835
Other income (expense), net	777	(9,059)	292	(2,183)
Income tax expense	2,152	15,978	7,876	24,681
Income (loss) from equity method investment, net	5,752	5,821	(18,519)	10,090
Depreciation and amortization	64,734	50,088	130,226	104,068
Reconciliation of GAAP to Adjusted non-GAAP financial measures:
Share-based compensation	6,251	6,530	12,363	12,843
Acquisition-related integration costs	1,294	801	4,206	2,099
Lease asset impairments and other charges	6,472	2,406	8,651	2,406
Disposal related costs	(992)	—	127	—
Goodwill impairment on business	32,629	—	32,629	—
Adjusted EBITDA	$172,043	$132,865	$328,337	$249,703

Adjusted EBITDA as calculated above represents earnings before interest, gain on sale of businesses, goodwill impairment of business, loss on investments, net, other (income) expense, net, income tax expense, (income) loss from equity method investments, net, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation, (2) certain acquisition-related integration costs, and (3) lease asset impairments and other charges. We disclose Adjusted EBITDA as a supplemental Non-GAAP financial performance measure as we believe it is a useful metric by which to compare the performance of our business from period to period. We understand that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, we believe that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from Non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Q1	Q2	Q3	Q4	YTD
2021
Net cash provided by operating activities	$178,724	$111,298	$—	$—	$290,022
Less: Purchases of property and equipment	(26,269)	(31,497)	—	—	(57,766)
Add: Contingent consideration*	—	685	—	—	685
Free cash flows	$152,455	$80,486	$—	$—	$232,941

	Q1	Q2	Q3	Q4	YTD
2020
Net cash provided by operating activities	$102,036	$139,591	$114,382	$124,070	$480,079
Less: Purchases of property and equipment	(26,885)	(23,652)	(20,729)	(21,286)	(92,552)
Add: Contingent consideration*	20,054	—	49	99	20,202
Free cash flows	$95,205	$115,939	$93,702	$102,883	$407,729

* Free Cash Flows of $80.5 million for Q2 2021, $95.2 million for Q1 2020, $93.7 million for Q3 2020 and $102.9 million for Q4 is before the effect of payments associated with certain contingent consideration associated with recent acquisitions.

The Company discloses free cash flows as supplemental Non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this Non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this Non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from Non-GAAP measures with similar or even identical names used by other companies. In addition, the Non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This Non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2021
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$175,283	$253,761	$—	$429,044

Gross profit
GAAP gross profit	$137,094	$228,622	$(9)	$365,707
Non-GAAP adjustments:
Share-based compensation	115	2	—	117
Acquisition related integration costs	32	4	—	36
Amortization	349	—	—	349
Adjusted non-GAAP gross profit	$137,590	$228,628	$(9)	$366,209

Operating profit
GAAP operating profit	$63,034	$44,106	$(12,856)	$94,284
Non-GAAP adjustments:
Share-based compensation	1,429	1,784	3,038	6,251
Acquisition related integration costs	1,169	125	—	1,294
Amortization	10,713	37,483	45	48,241
Lease asset impairments and other charges	277	6,195	—	6,472
Disposal related costs	—	—	(992)	(992)
Adjusted non-GAAP operating profit	$76,622	$89,693	$(10,765)	$155,550

Depreciation	5,001	11,492	—	16,493
Adjusted EBITDA	$81,623	$101,185	$(10,765)	$172,043

NOTE 1: Table above excludes certain intercompany allocations

J2 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
THREE MONTHS ENDED JUNE 30, 2020
(UNAUDITED, IN THOUSANDS)

	Cloud	Digital
	Services	Media	Corporate	Total
Revenues
GAAP revenues	$167,058	$163,926	$—	$330,984

Gross profit
GAAP gross profit	$127,631	$146,588	$(37)	$274,182
Non-GAAP adjustments:
Share-based compensation	140	3	—	143
Acquisition related integration costs	55	—	—	55
Amortization	448	—	—	448
Adjusted non-GAAP gross profit	$128,274	$146,591	$(37)	$274,828

Operating profit
GAAP operating profit	$64,857	$19,840	$(11,657)	$73,040
Non-GAAP adjustments:
Share-based compensation	1,628	1,544	3,358	6,530
Acquisition related integration costs	37	764	—	801
Amortization	13,088	22,268	531	35,887
Lease asset impairments and other charges	—	2,406	—	2,406
Adjusted non-GAAP operating profit	$79,610	$46,822	$(7,768)	$118,664

Depreciation	3,904	10,297	—	14,201
Adjusted EBITDA	$83,514	$57,119	$(7,768)	$132,865

NOTE 1: Table above excludes certain intercompany allocations
NOTE 2: Table above has been recast to remove the impact of certain expenses associated with the Corporate entity that were previously allocated to the Cloud Services and Digital Media businesses.